Exhibit 10.11

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (“Agreement”) is entered into as of October 31, 2019, by and between SPHERE 3D CORP., a corporation incorporated under the laws of the Province of Ontario (“Sphere”), HVE Inc (“HVE”)., a corporation incorporated under the laws of Delaware and Overland Storage, Inc. a corporation incorporated under the laws of California (“Overland”) (collectively, the “Parties”).

RECITALS

A.     Sphere and HVE entered into a Secured Promissory Note dated as of November 13, 2018, (as amended, the “Note”), with Overland with an aggregate principal and accrued interest balance equal to US $520,256 as of the date hereof.

B.     Sphere and Overland entered into a Transition Service Agreement dated November 13, 2018, (as amended, the “TSA”) with accrued fees due Overland under the TSA in an amount equal to US $632,172 as of the date hereof.

C.     The Parties have agreed that Sphere will make a prepayment for goods and services under the TSA in an amount equal to US $447,572 (the “Prepayment”).

D.     The Parties have agreed, subject to the terms and conditions of the Agreement, to convert all amounts due and owing under the Note and the TSA, including the Prepayment (the “Converted Debt”) into 1,600,000 Preferred Shares (defined below) of Sphere (the “Conversion Shares”).

E.     The Parties have agreed, subject to the terms and conditions of the Agreement, that the Preferred Shares shall be convertible, in full or in part, at Overland’s sole option, at any time following the first to occur of (x) the twelve (12) month anniversary of this Agreement or (y) Sphere’s or HVE’s Bankruptcy (defined below), into (1) shares of a newly incorporated special purpose entry whose assets consist solely of the intellectual property set forth on Schedule A to this Agreement (the “Sphere IP”) or (2) at any time after the effective date into common stock of Sphere. “Bankruptcy” means the occurrence of any of the following: (i) Sphere or HVE files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing or (ii) an involuntary petition is filed against Sphere or HVE (unless such petition is dismissed or discharged within 30 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Sphere or HVE.

AGREEMENT

NOW THEREFORE, Sphere, HVE and Overland, intending to be legally bound, and for mutual and valid consideration, agree as follows:

1. CONVERSION OF DEBT

1.1 On the Effective Date (as defined below), the Converted Debt shall be deemed to have converted into the Conversion Shares on October 31, 2019 and neither Sphere, nor any subsidiary of it will have any further obligation with respect to the Converted Debt (the “Conversion”).

1.2     From the date of this Agreement, Sphere waives the right to any and all cash collections related to the SNAP product sold by Overland not yet paid to Sphere as of the date of the Agreement.

2. CONDITIONS TO EFFECTIVENESS.

2.1 The satisfaction (or waiver in writing by Overland in its sole discretion) of each of the following shall constitute conditions precedent to the effectiveness of the Conversion (the date of satisfaction of the last such condition being the “Effective Date” which must occur, if at all, within 45 days of the date first above written):

(a)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) a certified copy of a resolution of the board of directors of Sphere authorizing the number of Series C Preferred Shares (“Preferred Shares”) and the rights, privileges, restrictions and conditions attaching to the Preferred Shares, including the conversion right set forth in Recital E above;

(b)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) a certified copy of the amended Articles of Amalgamation of Sphere creating the Preferred Shares and authorizing the terms of the Preferred Shares which have been filed with the Ontario Ministry of Government Services;

(c)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) a certified copy of a resolution of the board of directors of Sphere approving the issuance of 1,600,000 Preferred Shares to Overland and the form of share certificate for the Preferred Shares;

(d)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) a duly issued share certificate in respect of 1,600,000 Preferred Shares of Sphere;

(e)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) any and all consents necessary for the due authorization, execution, delivery and performance of the Conversion and this Agreement, including any consents necessary or required to be obtained from its lender(s);

(f)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) security documents by and among Overland, Sphere and HVE, pledging to Overland as collateral security for the obligations under the Preferred Shares a security interest in the Sphere IP, and Personal Property Security Act and any other pledge or perfection-related filings relating to the same; and

(g)     Overland shall have received (in form and substance satisfactory to Overland in its sole discretion) any and all other documents or instruments that Overland may request it being acknowledged and agreed that the foregoing list of documents is not comprehensive.

3. MISCELLANEOUS PROVISIONS

3.1     Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the Province of Ontario (without giving effect to principles of conflicts of law).

3.2     Notices. All notices and other communications under this Agreement will be in writing and will be deemed to have been duly given and duly delivered when received by the intended recipient at the applicable address or e-mail address on file with Sphere.

3.3     Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

3.4     Entire Agreement. This Agreement, the Note, the TSA, and the documents contemplated thereby set forth the entire understanding of Sphere, HVE and Overland and supersedes all other agreements and understandings between Sphere, HVE and Overland relating to the subject matter of this Agreement.

3.5     Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of (i) Sphere, (ii) HVE and (iii) Overland.

3.6     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same document. This Agreement may be executed by facsimile, PDF or other electronic signatures.

[Signature Page Follows]

The undersigned have executed this CONVERSION AGREEMENT as of the date first above written.

SPHERE 3D CORP.

BY: /s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer

HVE INC.

BY: /s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer

OVERLAND STORAGE, INC

BY: /s/ Eric Kelly
Eric Kelly
Chief Executive Officer

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